SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2003

Greater Bay Bancorp

(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 0-25034

2860 West Bayshore Road

Palo Alto, California 94303

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5.	Other Events.

On June 30, 2003, Greater Bay Bancorp (the “Company”) issued a press release announcing that the Federal Reserve Board has notified the Company that it has satisfied the terms and conditions of the cure agreement, which the Company entered into with the Federal Reserve Board earlier this year. The press release, which appears as Exhibit 99.1, is filed and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

Exhibits

99.1	PressRelease dated June 30, 2003 re satisfaction of cure agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP (Registrant)

Dated:	June 30, 2003	By:	/S/ DAVID L. KALKBRENNER
David L. Kalkbrenner President and Chief Executive Officer

Exhibit Index

99.1	Press Release dated June 30, 2003 re satisfaction of cure agreement